                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

      The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.

               Dated:  February 10, 2003


                                WAM Acquisition GP, Inc.
                                   for itself and as general partner of
                                   LIBERTY WANGER ASSET MANAGEMENT, L.P.



                                By:  /s/ Bruce H. Lauer
                                     -------------------------------------------
                                         Bruce H. Lauer
                                         Senior Vice President and Secretary

                                LIBERTY ACORN TRUST



                                By:  /s/ Bruce H. Lauer
                                     -------------------------------------------
                                     Bruce H. Lauer
                                     Vice President, Treasurer and Secretary


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